                                                  EXHIBIT 12
          Form of Tax Opinion Relating to the Reorganization

[Name and address of Tax Expert]

-----------------

Oppenheimer Select Managers - Salomon Brothers All Cap Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112-3924

Oppenheimer Value Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112-3924

Ladies & Gentlemen:

REORGANIZATION  OF  OPPENHEIMER  SELECT  MANAGERS  - SALOMON
BROTHERS  ALL CAP  FUND,  A  SERIES  OF  OPPENHEIMER  SELECT
MANAGERS INTO
OPPENHEIMER  VALUE  FUND,  A SERIES  OF  OPPENHEIMER  SERIES
FUND, INC. -
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
-----------------------------------------------

      You have  requested  the  opinion of Deloitte & Touche
LLP (the "Tax  Experts") as to certain U.S.  federal  income tax  consequences  in connection with the Agreement and Plan of  Reorganization,  dated  April  17,  2003  (the  "Plan"), between  Oppenheimer  Select Mangers - Salomon  Brothers All
Cap  Fund,  a series of  Oppenheimer  Select  Managers  (the
"Target  Fund"),  and  Oppenheimer  Value Fund,  a series of
Oppenheimer   Series  Fund,  Inc.  (the  "Acquiring   Fund")
pursuant to which:  (i) Target Fund will transfer all of its assets to  Acquiring  Fund  solely in  exchange  for  voting shares of Acquiring  Fund;  (ii)  Acquiring Fund will assume the  identified  liabilities  of  Target  Fund as  listed on
Target  Fund's  Statement  of Net Assets as of  October  17,
2003 (i.e., the "Closing Date" of this  transaction);  (iii)
Target Fund will distribute to its  shareholders  all of the voting shares  received from Acquiring Fund; and (iv) Target
Fund  will be  liquidated  (the  aforementioned  items  (i),
(ii), (iii), and (iv) hereinafter  collectively  referred to as the  ("Transaction").  Except as otherwise provided,  all terms not defined  herein shall have the  meanings  ascribed
to  them  (or  defined  by   reference)   in  the  Plan.  In
connection  with  the  rendering  of this  opinion,  the Tax
Experts has reviewed  the  registration  statement  filed by the  Acquiring  Fund on Form  N-14 with the  Securities  and
Exchange   Commission   relating  to  the  Transaction  (the
"Registration  Statement")  and the Plan.  In addition,  the
Tax   Experts   has    reviewed    and   relied   upon   the
representations  made by Target Fund,  and Acquiring Fund in their respective  Representation  Letters, dated October 17,
2003 (collectively, the "Representations").

FACTS AND ASSUMPTIONS

      Target  fund,  a  Massachusetts  business  trust,  was
organized on March 1, 1999.  Acquiring Fund was organized as a Massachusetts  business trust as a successor to a Maryland corporation  organized on December 22, 1969. Target Fund and
Acquiring Fund are open-end management  investment companies in accordance  with the Investment  Company Act of 1940 (the
"1940  Act"),  as amended.  Both  Target Fund and  Acquiring
Fund  have  individually   qualified  and  are  expected  to
qualify as regulated  investment  companies  ("RICs") within the meaning of Section 851 of the  Internal  Revenue Code of
1986,  as amended  (the  "Code") for all prior years and the current year.

      Both  Target  Fund  and   Acquiring   Fund   currently
maintain five classes of common shares.  Neither Target Fund nor  Acquiring  Fund  permits  cumulative  voting.  Class  A shares  of  Target  Fund  are  subject  to  a  5.75  percent front-end  sales charge and 12b-1 service plan fees equal to
0.25  percent  of  average  annual  net  assets  of  Class A shares.  Class B shares  of  Target  Fund are  subject  to a maximum contingent  deferred sales charge of 5.00 percent as well as an annual 0.75  percent  asset-based  sales  charge.
Class C shares  of  Target  Fund are  subject  to a  maximum contingent  deferred sales charge of 1.00 percent as well as an annual 0.75 percent  asset-based  sales  charge.  Class N shares of Target  Fund are  subject to a maximum  contingent deferred  sales  charge of 1.00 percent as well as an annual
0.25 percent  asset-based  sales  charge.  Finally,  Class Y shares of Target Fund are not subject to any sales  charges, and are offered to certain  institutional  investors under a special  agreement with the distributor of the Target Fund's shares.

      Class A shares  of  Acquiring  Fund are  subject  to a
5.75 percent  front-end  sales charge and 12b-1 service plan fees equal to 0.25  percent  of average  annual net assts of
Class A  shares.  Class  B  shares  of  Acquiring  Fund  are subject to a maximum  contingent  deferred  sales  charge of
5.00 percent as well as an annual 0.75  percent  asset-based sales charge.  Class C shares of Acquiring  Fund are subject to a  maximum  contingent  deferred  sales  charge  of  1.00 percent as well as an annual 0.75 percent  asst-based  sales charge.  Class N shares of  Acquiring  Fund are subject to a maximum contingent  deferred sales charge of 1.00 percent as well as an annual 0.25  percent  asset-based  sales  charge.
Finally,  Class Y shares of  Acquiring  Fund are not subject
to  any  sales   charges,   and  are   offered   to  certain
institutional  investors under a special  agreement with the distributor of the Acquiring Fund's shares.

      For what  has  been  represented  by  Target  Fund and
Acquiring Fund to be valid business  reasons,  the following transaction is proposed:

1.    Target  Fund  will  transfer  all  of  its  assets  to
      Acquiring  Fund solely in exchange  for voting  shares
      of  Acquiring  Fund and the  assumption  by  Acquiring
      Fund of the liabilities of Target Fund;

2.    Target  Fund  will  distribute  the  voting  shares of
      Acquiring   Fund  received  in  the  exchange  to  its
      shareholders  in exchange  for their  shares in Target
      Fund; and

3.    Target Fund will  liquidate and dissolve in accordance
      with  the laws of  Massachusetts,  and  terminate  its
      registration under the 1940 Act.

      Acquiring  Fund  may  sell  up to 66  percent  of  the
assets received in the  Transaction to unrelated  purchasers and will invest any proceeds of such sales  consistent  with its investment objectives and policies.

REPRESENTATIONS

      The  following   representations  have  been  made  in
connection with the Transaction:

   (a)      Each  shareholder of Target Fund will receive in
      the  Transaction  solely  voting  shares of  Acquiring
      Fund in exchange for shares of Target Fund.

   (b)      Pursuant   to  the   Transaction,   Target  Fund
      shareholders   will  receive   fractional   shares  of
      Acquiring  Fund  in  exchange  for  their   fractional
      shares of Target Fund. No cash will be  distributed in
      lieu of fractional shares.

   (c)      The fair  market  value of the voting  shares of
      Acquiring Fund received by each  shareholder of Target
      Fund will be  approximately  equal to the fair  market
      value  of  the   shares  of  Target   Fund   exchanged
      therefore.

   (d)      Neither  Acquiring  Fund (in its capacity as the
      issuing  corporation as defined in Section  1.368-1(b)
      of the Income Tax Regulations (the  "Regulations") nor
      any person  related to Acquiring  Fund,  as defined in
      Section 1.368-1(e)(3) of the Regulations,  has or will
      have  (at  the  time  of the  Transaction)  a plan  or
      intention  to  acquire,  during the  five-year  period
      beginning  on  the  date  of  the  Transaction  and in
      connection  with the  Transaction,  Target Fund shares
      with  consideration  other than Acquiring Fund shares,
      or redeem any of the Acquiring Fund shares,  or redeem
      any  of  the  Acquiring  Fund  shares  issued  in  the
      Transaction    either    directly   or   through   any
      transaction,  agreement, or arrangement with any other
      person.

   (e)      During the  five-year  period ending on the date
      of  the  Transaction,  neither  Target  Fund  nor  any
      person  related to Target  Fund (as defined in Section
      1.368-1(e)(3) of the  Regulations)  will have directly
      or through any  transaction,  agreement or arrangement
      with  any  other  person,  (1)  acquired  Target  Fund
      shares with  consideration  other than  solely  voting
      shares of  Acquiring  Fund or Target  Fund (other than
      redemptions  of Target Fund  shares  made  pursuant to
      Section  22(e)  of  the  1940  Act  that  were  not in
      connection   with  the   Transaction),   or  (2)  made
      distributions  with  respect  to  Target  Fund  shares
      (other than  distributions made in the ordinary course
      of business by Target Fund  pursuant to the 1940 Act).
      Therefore,  Target  Fund  shareholders  will  not have
      received  consideration before the Transaction (either
      in redemption  of, or as a  distribution  with respect
      to,  Target  Fund  shares)  that  would be  treated as
      other  property or money  received in the  Transaction
      for  purposes  of Section 356 of the Code (or would be
      so  treated  if  Target  Fund  shareholders  had  also
      received  Acquiring Fund shares in exchange for Target
      Fund shares).

   (f)      During the  five-year  period ending on the date
      of the  Transaction,  neither  Acquiring  Fund nor any
      person  related  to  Acquiring  Fund  (as  defined  in
      Section  1.368-1(e)(3) of the  Regulations)  will have
      acquired,   directly  or  through   any   transaction,
      agreement  or  arrangement   with  any  other  person,
      Target  Fund  shares  with  consideration  other  than
      voting shares of Acquiring Fund.

   (g)      Acquiring   Fund  does  not  own,   directly  or
      indirectly,  nor has it owned  during  the  past  five
      years,  directly  or  indirectly,  any stock of Target
      Fund.

   (h)      There is no plan or  intention  by  Target  Fund
      shareholders  who own 5 percent or more of Target Fund
      stock,  and  to  the  best  of  the  knowledge  of the
      management  of  Target  Fund,  there  is  no  plan  or
      intention  on the part of any  other  shareholders  of
      Target  Fund to redeem an  amount  of  Acquiring  Fund
      stock  received in the  Transaction  that would reduce
      such Target Fund shareholders'  ownership of Acquiring
      Fund to a number of shares  having a value,  as of the
      date of the  Transaction,  of less than 50  percent of
      the value of all of the  formerly  outstanding  Target
      Fund stock as of the same date.  For  purposes of this
      representation,  shares of Target Fund stock exchanged
      for  cash  or  other   property  or   surrendered   by
      dissenters will be treated as outstanding  Target Fund
      stock on the  date of the  Transaction.  In  addition,
      Target stock and  Acquiring  Fund stock held by Target
      Fund   shareholders,   and   redeemed   prior   to  or
      subsequent  to  Transaction   will  be  considered  in
      making this representation.

   (i)      The five  classes  of  common  shares  issued by
      Acquiring  Fund  are  substantially   similar  to  the
      corresponding  five classes of common shares issued by
      Target Fund.  Target Fund will  exchange each share of
      Target Fund for a share of the corresponding  class of
      shares of Acquiring Fund.

   (j)      Acquiring  Fund will acquire at least 90 percent
      of the  fair  market  value of the net  assets  and at
      least  70  percent  of the  fair  market  value of the
      gross assets held by Target Fund immediately  prior to
      the Transaction.  For purposes of this representation,
      amounts  used by  Target  Fund to pay its  Transaction
      expenses  will be  included  as assets of Target  Fund
      held immediately prior to the Transaction.

   (k)      Target Fund will  distribute  the voting  shares
      of Acquiring  Fund it receives in the  Transaction  in
      pursuance of the Plan.

   (l)      Immediately  after the  Transaction,  the former
      shareholders  of Target Fund will not be in control of
      Acquiring   fund   within   the   meaning  of  Section
      368(a)(2)(H) of the Code.

   (m)      After the  Transaction,  Acquiring Fund will use
      the  assets  acquired  from  the  Target  Fund  in its
      business  and  has no  plan  or  intention  to sell or
      otherwise  dispose  of any of the assets of the Target
      Fund   acquired   in  the   Transaction,   except  for
      dispositions  made in the ordinary course of business,
      or transfers described in Section  368(a)(2)(C) of the
      Code.  In addition,  Acquiring  Fund may sell up to 66
      percent of the assets  acquired  from  Target  Fund in
      the  Transaction.  Any  proceeds  will be  invested in
      accordance    with   Acquiring    Fund's    investment
      objectives.

   (n)      Following the  Transaction,  Acquiring Fund will
      continue  the  historical  business  of Target Fund or
      use  a  significant   portion  of  the  Target  Fund's
      historical business assets in a business.

   (o)      Acquiring  Fund will assume all of Target Fund's
      liabilities  identified on Target Fund's  Statement of
      Net  Assets  as  of  the   Closing   Date,   and  such
      liabilities  were or will have been incurred by Target
      Fund in the  ordinary  course  of  business.  No other
      person  related  to  Acquiring  Fund will  assume  any
      Target Fund liability in the Transaction.

   (p)      The  liabilities of Target Fund to be assumed by
      Acquiring  Fund  and  the  liabilities  to  which  the
      transferred  assets of the Target Fund will be subject
      will  have  incurred  by Target  Fund in the  ordinary
      course of its business.

   (q)      Target  Fund  and  Target   Fund   shareholders,
      respectively,  will  pay  all of  their  own  expenses
      relating  to the  Transaction  whether  or  not  those
      expenses  are  solely  and  directly  related  to  the
      Transaction,  and  whether or not the  Transaction  is
      consummated.  Acquiring  Fund  will  pay its  expenses
      that  are   solely   and   directly   related  to  the
      Transaction,  if any,  whether or not the  Transaction
      is consummated.  Neither  Acquiring Fund nor Acquiring
      Fund  shareholders  will  pay any of the  expenses  of
      either Target Fund or of Target Fund shareholders.

   (r)      There  will  be no  intercorporate  indebtedness
      existing  at  the  time  of  the  Transaction  between
      Acquiring  Fund and  Target  Fund  that will have been
      issued, acquired , or settled at a discount.

      (s)   The fair  market  value of the  assets of Target
      Fund  transferred  to  Acquiring  Fund  will  equal or
      exceed   the  sum  of  the   liabilities   assumed  by
      Acquiring  Fund  plus the  amount of  liabilities,  if
      any, to which the transferred assets are subject.

   (t)      Acquiring   Fund  and  Target   Fund  have  each
      qualified,  and  will  qualify  at  the  time  of  the
      Transaction,  as a regulated investment company within
      the  meaning  of Section  368(a)(2)(F)  and 851 of the
      Code.  After the  Transaction,  Acquiring Fund intends
      to continue to so qualify.

   (u)      Neither  Acquiring  Fund nor  Target  Fund  will
      have  acquired any options,  warrants,  or rights with
      respect  to  Target  Fund   shares   pursuant  to  the
      Transaction.

(v)   Target is not and will not be under  the  jurisdiction
      of a court in a title 11 or  similar  case  within the
      meaning of Section 368(a)(3)(A) of the Code.

   (w)      Target  Fund  will  have  at  the  time  of  the
      Transaction    no   options,    warrants   or   rights
      outstanding  with  respect to its shares.  Target Fund
      will not  have  redeemed  any  options,  warrants,  or
      rights  with  respect  to its shares  pursuant  to the
      Transaction.

   (x)      Target Fund has not filed an  election  pursuant
      to  Notice   88-19,   1988-1  C.B.   486,  or  Section
      1.337(d)-5T of the Temporary  Income Tax  Regulations,
      to be  subject  to  rules  similar  to  the  rules  of
      Section  1374  of the  Code  with  respect  to any net
      built-in  gain on any  assets  acquired  from  another
      corporation.

SCOPE OF OPINIONS

      The opinions  expressed  herein are rendered only with
respect  to  the  specific  matters   discussed  herein.  We
express no  opinion  with  respect  to any other  federal or state income tax or legal aspect of the  Transaction  and no inference  should be drawn  with  respect  to any matter not expressly opined upon.

      Our opinions are based upon the FACTS AND  ASSUMPTIONS
and   REPRESENTATIONS   set  forth  above.  If  any  of  the
above-stated facts, assumptions,  or Representations are not entirely  complete or accurate,  it is imperative that we be informed  immediately,  as the inaccuracy or  incompleteness
could  have  a  material  effect  on  our  conclusions.   In
rendering  our  opinions,  we are relying  upon the relevant provisions  of the Code,  the  regulations  thereunder,  and judicial and administrative  interpretations thereof, all as of the  date  of this  letter.  However,  all the  foregoing
authorities   are  subject  to  change  or  modification  by
subsequent  legislative,   regulatory,   administrative,  or
judicial  decisions  that can be  retroactive in effect and, therefore,  could  also  affect our  opinions.  We assume no responsibility  to update our  opinions  for any such change or  modification.  The  opinions  contained  herein  are not binding upon the  Internal  Revenue  Service,  any other tax authority or any court,  and no assurance  can be given that a position  contrary  to that  expressed  herein will not be asserted by a tax  authority and  ultimately  sustained by a court.

      To the  best  of our  knowledge  (including  such  due
diligence as we have performed),  our opinions are not based on  unreasonable  factual  or legal  assumptions  (including
assumptions   as  to   future   events)   and  we  have  not
unreasonably  relied  on  the  REPRESENTATIONS,  statements, finding, or agreements of any person.

      In connection  with the rendering of these opinions we
have  reviewed  the  Registration  Statement  including  the
Plan. We have not made any independent  investigation of the
FACTS AND  ASSUMPTIONS  or the  REPRESENTATIONS  involved in the Transaction  discussed  herein. We have not examined any agreement to determine  whether it complies with  applicable federal,  state,  or local  law.  We have  assumed  that all actions  required to effect the Transaction  have been, are, and  will  be  effectuated  in  accordance  with  applicable federal,  state, and local law and the terms of any relevant agreements.

      The opinions  expressed  herein are for the  exclusive
benefit  of  Target   Fund,   Acquiring   Fund,   and  their
respective  shareholders  and may not be relied upon for any other purpose,  or used,  circulated,  quoted or relied upon by any  other  person or entity  without  our prior  written consent.

OPINIONS

      Based   upon   the   FACTS   AND    ASSUMPTIONS    and
REPRESENTATIONS  as set  forth  above,  and  subject  to the conditions and  limitations  included in the portion of this letter  entitled SCOPE OF OPINION,  it is the opinion of the
Tax  Experts   that  the   following   federal   income  tax
consequences will result from the Transaction:

1.    The  acquisition  by Acquiring  Fund of  substantially
      all of the assets of Target  Fund,  solely in exchange
      for the  exchange  for the voting  shares of Acquiring
      Fund and the assumption of the identified  liabilities
      of Target  Fund by  Acquiring  Fund,  followed  by the
      distribution   by  Target   Fund  of  the   shares  of
      Acquiring   Fund  in  complete   liquidation   to  the
      shareholders  of  Target  Fund in  exchange  for their
      Target Fund  shares,  will  constitute  reorganization
      within  the  meaning of  Section  368(a)(1)(C)  of the
      Code.  Target Fund and  Acquiring  Fund will each be a
      "party to a  reorganization"  within  the  meaning  of
      Section 368(b) of the Code.

2.    Target Fund's  shareholders will not recognize gain or
      loss on their  receipt  of  solely  voting  shares  of
      Acquiring  Fund in exchange  for the voting  shares of
      Target Fund pursuant to the  Transaction in accordance
      with Section 354(a)(1) of the Code.

3.    Target  Fund  will not  recognize  gain or loss on the
      transfer  of all  of  its  assets  to  Acquiring  Fund
      solely in  exchange  for  voting  shares of  Acquiring
      Fund and the  Assumption  by Acquiring  Fund of Target
      Fund  liabilities   pursuant  to  the  Transaction  in
      accordance  with  Sections  361(a)  and  357(a) of the
      Code.

4.    Target  Fund  will not  recognize  gain or loss on its
      distribution  of voting  shares of  Acquiring  Fund to
      its  shareholders   pursuant  to  the  liquidation  of
      Target Fund in accordance  with Section  361(c) of the
      Code.

5.    Acquiring  Fund will not recognize gain or loss on its
      acquisition  of all  of  the  assets  of  Target  Fund
      solely in  exchange  for  voting  shares of  Acquiring
      Fund and the  assumption  by Acquiring  Fund of Target
      Fund's  liabilities  in  accordance  with Section 1032
      (a) of the Code.

6.    The  basis of the  voting  shares  of  Acquiring  Fund
      received  by Target  Fund's  shareholders  pursuant to
      the  Transaction  will  equal the basis of the  voting
      shares  of  Target   Fund   surrendered   in  exchange
      therefore in accordance with Section  358(a)(1) of the
      Code.

7.    The holding  period of the voting  shares of Acquiring
      Fund  received by a Target Fund  shareholder  pursuant
      to the  Transaction  will  include the period that the
      shareholder  held the  voting  shares of  Target  Fund
      exchanged  therefore,  provided  that the  shareholder
      held such  shares  as a  capital  asset on the date of
      the  Transaction in accordance with Section 1223(1) of
      the Code.

8.    Acquiring  Fund's  basis in the assets of Target  Fund
      received   pursuant  to  the  Transaction  will  equal
      Target Fund's basis in the assets  immediately  before
      the  Transaction in accordance  with Section 362(b) of
      the Code.

9.    Acquiring  Fund's holding period in Target Fund assets
      received  pursuant to the Transaction will include the
      period  during  which  Target  Fund held the assets in
      accordance with Section 1223(2) of the Code.

10.   Acquiring  Fund will  succeed to and take into account
      the items of Target Fund  described in Section  381(c)
      of the Code,  including  the earnings and profits,  or
      deficit in earnings and profits,  of Target Fund as of
      the date of the Transaction.  Acquiring Fund will take
      these  items into  account  subject to the  conditions
      and  limitations  specified in Sections  381, 382, 383
      and  384  of  the  Code  and  applicable   Regulations
      thereunder.

Very truly yours,

525-375_Ex12_TaxOpinion_Initial_080803.doc